Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-3 of or report dated February 15, 2001 appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 30, 2000.

/s/ Deloitte & Touche LLP

Miami, Florida
June 7, 2001